Exhibit 10.38

AMENDMENT TO

THE CDT ACQUISITION CORP.

STOCK INCENTIVE PLAN

Amendment, dated as of 17th October 2002, to the CDT Acquisition Corp. Stock Incentive Plan (the “Plan”). Capitalized terms used herein without definition shall have the meanings assigned to such terms under the Plan.

W I T N E S S E T H :

WHEREAS, the Board of Directors of CDT Acquisition Corp. (the “Company”) adopted resolutions on October 17, 2002 with respect to the Plan providing in part that the Plan should be amended to define CDT Oxford Limited (f.k.a. Opsys UK Limited) as a “Subsidiary” of the Company for purposes of the Plan;

NOW, THEREFORE, the Plan shall be amended pursuant to Section 8 thereof, effective as of October 17, 2002, as follows:

1. Section 2 of the Plan is hereby amended to replace the defined term “Subsidiary” with a new definition to read as follows:

Subsidiary: (i) any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company and (ii) CDT Oxford Limited (f.k.a. Opsys UK Limited).